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                                   EXHIBIT B

                               POWER OF ATTORNEY

     ENERGY FUND II GP, LLC hereby authorizes any of GEOFFREY T. BOISI, MARY J. GUILFOILE, JOHN J. MACWILLIAMS, PRESTON R. MILLER OR ROBERT F. SEMMENS, acting alone, to sign and file with the Securities and Exchange Commission on its behalf Schedule 13-G and any amendments thereto relating to its actual and deemed beneficial ownership of shares of HARKEN ENERGY CORPORATION. This Power of Attorney is valid for twelve (12) months from the date set forth below.

                                        ENERGY FUND II GP, LLC


                                        By:   /s/ Alexander P. Lynch
                                              ---------------------------------
                                              Name: Alexander P. Lynch
                                                    Authorized Signatory





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